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                                                                   EXHIBIT 99.2

[A&P LOGO]                   NEWS


The Great Atlantic & Pacific Tea Company, Inc.
2 Paragon Drive
Montvale, NJ 07645

INVESTOR CONTACT: William J. Moss
Vice President, Treasurer
(201) 571-4019


PRESS CONTACT: Richard P. De Santa
Vice President, Corporate Affairs
(201) 571-4495


For Immediate Release


A&P NAMES NEW EXECUTIVE MANAGEMENT
FOLLOWING SALE OF CANADIAN BUSINESS


MONTVALE, N.J. - JULY 20 - THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. (NYSE:GAP) today announced changes in senior executive management responsibility for its ongoing business in the U.S. The actions are aligned with the new Company structure to result from the sale of A&P Canada, announced yesterday and expected to be finalized in mid-August.

A&P's Board of Directors this week approved the following changes:

      o Christian Haub, currently Chairman and Chief Executive Officer, will become Executive Chairman of the Company, effective August 15.

      o Eric Claus, currently President of A&P Canada, will become President and Chief Executive Officer of A&P reporting directly to Mr. Haub.

      o The Company also announced that Brian Piwek, President and Chief Operating Officer of A&P, will retire effective July 31.

In his ongoing role, Mr. Haub, who is also Co-CEO of Tengelmann, majority shareholder of A&P, will lead the long-range strategic direction and public aspects of the Corporation. Mr. Claus will assume full responsibility for the operation of the New A&P and all support functions.

Commenting on the changes, Mr. Haub said, "I am delighted that Eric has agreed to assume this key position with us, following his strong leadership of A&P Canada over the past two years. His efforts were instrumental in maximizing the value that we will now realize and apply to the renewal of our core northeast U.S. operations. I look forward to working with Eric as we continue the progress already underway in those operations.


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Mr. Claus said, "After a very rewarding experience at A&P Canada, I am delighted to be joining the New A&P team and leading the U.S. rebuilding process already underway. I see this as a challenging and exciting assignment, working with a dedicated and talented team, and executing strategies similar to those responsible for our success in Canada. I look forward to building on the foundation established by my respected colleague Brian Piwek, and achieving our ultimate goal of sustainable profitability."

Mr. Haub added, "It is with deep respect and appreciation that I also observe the retirement of Brian Piwek, whose distinguished career in our industry, in Canada and more recently in the U.S., reflects his outstanding expertise, leadership and character. After leading the turnaround of our Canadian business, Brian accepted the challenge of reversing the decline of our U.S. operations, by instilling operating discipline and identifying distinct retail strategies for development. Having fulfilled those objectives, he leaves a core business poised to resume profitability and drive long-term growth.

"I've deeply enjoyed our association, and I am grateful for his many contributions. I wish Brian all the best in the future, and personally look forward to his continued advice and counsel as we begin this next phase in the development of the New A&P," Mr. Haub said.

Founded in 1859, A&P, one of the nation's first supermarket chains, is today among North America's largest. The Company operates 637 stores in 10 states, the District of Columbia and Ontario, Canada under the following trade names: A&P, Waldbaum's, The Food Emporium, Super Foodmart, Super Fresh, Farmer Jack, Sav-A-Center, Dominion, The Barn Markets, Food Basics and Ultra Food & Drug.

This release contains forward-looking statements about the future performance of the Company, which are based on Management's assumptions and beliefs in light of the information currently available to it. The Company assumes no obligation to update the information contained herein. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements including, but not limited to: competitive practices and pricing in the food industry generally and particularly in the Company's principal markets; the Company's relationships with its employees and the terms of future collective bargaining agreements; the costs and other effects of legal and administrative cases and proceedings; the nature and extent of continued consolidation in the food industry; changes in the financial markets which may affect the Company's cost of capital and the ability of the Company to access capital; supply or quality control problems with the Company's vendors; and changes in economic conditions which affect the buying patterns of the Company's customers.


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